Exhibit 10.10
REPLACEMENT AMENDED AND RESTATED INTERCREDITOR AGREEMENT
     Replacement Amended and Restated Intercreditor Agreement (this “Agreement”) dated as of June 23, 2008, among JPMorgan Chase Bank, N.A. as administrative agent and collateral agent (in such capacity, with its successors and assigns, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), JPMorgan Chase Bank, N.A., as administrative and collateral agent (in such capacity, with its successors and assigns, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), RHI Entertainment, LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the “Borrower”, and collectively with the Guarantors defined herein and each direct or indirect affiliate or shareholder (or equivalent) of the Borrower or any of its affiliates that is now, or hereafter becomes a party to, any First Priority Document or Second Priority Document as a “borrower” or a “guarantor”, the “Credit Parties”), KRH Investments LLC (f/k/a RHI Entertainment Holdings, LLC), a limited liability company organized under the Delaware Limited Liability Company Act (the “Prior Parent”) and RHI Entertainment Holdings II, LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the “Parent”).
     WHEREAS, the Borrower, certain subsidiaries thereof (the “Guarantors”), the First Priority Representative, the Parent and certain financial institutions (with their respective successors and assigns, the “First Priority Lenders”) are parties to an Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of January 12, 2006, as amended and restated as of April 13, 2007, as amended by Amendment No. 1 dated as of October 12, 2007 and Amendment No. 2 dated as of May 29, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time (subject to the limitations on such amendments, supplements, restatements or modifications contained herein), the “Existing First Priority Agreement”), pursuant to which the First Priority Lenders have agreed to make loans and extend other financial accommodations to the Borrower; and
     WHEREAS, the Credit Parties, the Parent, the Second Priority Representative and certain financial institutions and other entities (with their respective successors and assigns, the “Second Priority Lenders”) are parties to a Credit, Security, Guaranty and Pledge Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time (subject to the limitations on such amendments, supplements, restatements or modifications contained herein), the “New Second Priority Agreement”), pursuant to which the Second Priority Lenders have agreed to make term loans to the Borrower upon the Closing Date (as defined in the New Second Priority Agreement as in effect as of the date hereof) in an aggregate principal amount of $55,000,000, with the flexibility for additional term loans of up to $20,000,000 to be extended in accordance with Section 2.16 of the New Second Priority Agreement, (any such term loans extended pursuant to the provisions of the New Second Priority Agreement in an aggregate amount not to exceed $75,000,000, the “Second Priority Loans”); and
     WHEREAS, the Credit Parties and the Parent have granted to the First Priority Representative first priority liens and security interests in the Common Collateral (as defined below) as security for payment and performance of the First Priority Obligations (as defined below); and
     WHEREAS, the Credit Parties and the Parent have granted to the Second Priority Representative junior liens and security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations (as defined below); and
     WHEREAS, the Second Priority Loans are being made as part of a refinancing of previous second priority obligations and the First Priority Representative, the Borrower, the Prior Parent, the Guarantors and JPMorgan Chase Bank, N.A., as administrative and collateral agent for such prior second priority obligations, are parties to the Amended and Restated Intercreditor Agreement dated as of April 13, 2007 (the “Prior Intercreditor Agreement”); and
     WHEREAS, the Second Priority Loans are a “Permitted Financing”, as that term is defined in the Prior Intercreditor Agreement.; and
     WHEREAS, this Agreement shall constitute an amendment, restatement and replacement of the Prior Intercreditor Agreement which, following the Effectiveness of this Agreement, shall no longer have any force or effect; and
     WHEREAS, the obligations of the First Priority Secured Parties and the Second Priority Secured Parties to continue to make loans and other financial accommodations to the Borrower under the Existing First Priority Agreement and to make loans and other financial accommodations to the Borrower under the New Second Priority Agreement are subject to the conditions, among others, that the First Priority Representative, the Second Priority Representative, the Parent and the Credit Parties execute and deliver this Agreement (i) to replace the Prior Intercreditor Agreement in its entirety, (ii) to set forth the relative priorities of the interests of the First Priority Secured Parties and the Second Priority Secured Parties in the Common Collateral, (iii) to provide for the orderly realization, collection, liquidation and disposition of the Common Collateral and (iv) to agree upon various matters related thereto;
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
  SECTION 1. Definitions.
     1.1 Defined Terms. The following terms, as used herein, have the following meanings:
     “Additional First Priority Agreement” means any agreement approved for designation as such by the First Priority Representative and the Second Priority Representative (at the direction of the Second Priority Required Lenders).
     “Additional Second Priority Agreement” means any agreement approved for designation as such by the First Priority Representative and the Second Priority Representative (at the direction of the Second Priority Required Lenders).

     “Adequate Protection Lien” has the meaning set forth in Section 5.2(a).
     “Allowable Dividends” shall mean the dividends and/or distributions allowed pursuant to Section 6.5 of the Existing First Priority Agreement as in effect as of the date hereof.
     “Applicable Library Percentage” shall be as defined in the Existing First Priority Agreement as in effect as of the date hereof or as amended with the consent of the Second Priority Required Lenders.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
     “Borrower” has the meaning set forth in the introductory paragraph hereof.
     “Borrowing Base” shall be as defined in the Existing First Priority Agreement as in effect on the date hereof.
     “Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York.
     “Cap Amount” means as of any date of determination $525 million plus an amount not in excess of $52.5 million in the aggregate advanced in the context of a workout and/or a debtor-in-possession financing, less an amount equal to the sum, without duplication, of (i) the aggregate amount of all principal payments and prepayments of the Term Loans under the Existing First Priority Agreement as in effect on the date hereof (other than any principal payments made on account or as a result of a Permitted First Lien Refinancing), (ii) the amount of all Proceeds of Common Collateral received after the date hereof by the First Priority Representative, which pursuant to the provisions of Section 2.10(f) of the Existing First Priority Agreement as in effect on the date hereof, are to be applied to pay First Priority Obligations and which are not so applied and (iii) the aggregate amount of all permanent reductions of the Revolving Credit Commitments (as such term (or any term comparable to such term) is defined in the Existing First Priority Agreement) other than a reduction on account of or as a result of a Permitted First Lien Refinancing.
     “Cash Management Obligations” means, with respect to any Credit Party, any obligations of such Credit Party for fees or reimbursement of overdrafts that are owed to the First Priority Representative (or any of its affiliates) or to a First Priority Lender (or any of its affiliates) in respect of treasury management arrangements, depositary or other cash management services.
     “Closing Date” is as defined in the New Second Priority Agreement.
     “Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral at the time of determination.
     “Credit Parties” has the meaning set forth in the introductory paragraph hereof.
     “DIP Financing” has the meaning set forth in Section 5.2(a).

     “Distribution” means, with respect to any indebtedness or obligation of a Person, (a) any payment or distribution by such Person of cash, securities, or other property, by set-off or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase, or other acquisition of such indebtedness or obligation by such Person.
     “Eligible Library Amount” shall be as defined in the Existing First Priority Agreement as in effect as of the date hereof.
     “Enforcement Action” or “Exercise of Secured Creditor Remedies” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies provided to a secured creditor with respect to any Common Collateral or Proceeds of Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents or the Second Priority Documents or any law applicable to the exercise of rights or remedies with respect to any Common Collateral, including without limitation, the exercise of any rights or remedies of a secured creditor with respect to the Common Collateral or Proceeds of Common Collateral under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, or taking of any action to initiate the dissolution, winding-up, liquidation or reorganization of a Credit Party (whether voluntary or involuntary, whether in bankruptcy, insolvency or receivership proceedings, or for the assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding-up of a Credit Party, whether or not involving insolvency or bankruptcy or any marshalling of the assets and liabilities of a Credit Party).
     “Equity Interests” shall be as defined in the Existing First Priority Agreement as in effect as of the date hereof.
     “Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.
     “First Priority Agreement” means, collectively, (i) the Existing First Priority Agreement, (ii) any Additional First Priority Agreement, so long as any such Additional First Priority Agreement is not inconsistent with or in violation of any of the terms of this Agreement, and (iii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred in connection with a Permitted First Lien Refinancing to extend, renew, restructure, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (iii), unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder, so long as any such credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument is not materially inconsistent with the terms of this Agreement or in violation of any of the terms of this Agreement.
     “First Priority Collateral” means all assets, whether now owned or hereafter acquired by any Credit Party, in which a Lien is granted or purported to be granted to any First Priority

Secured Party as security for any First Priority Obligation pursuant to a First Priority Security Document.
     “First Priority Creditors” means the “Lenders” as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Agreement as the “First Priority Creditors” for purposes of this Agreement and notice of which designation is given in writing to the Second Priority Representative promptly after such designation.
     “First Priority Default” shall mean an “Event of Default” as that term is defined in the First Priority Agreement.
     “First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.
     “First Priority Guarantee” means any guarantee by any Credit Party of any or all of the First Priority Obligations.
     “First Priority Lenders” has the meaning set forth in the first WHEREAS clause of this Agreement.
     “First Priority Lien” means any Lien created by the First Priority Security Documents.
     “First Priority Majority Lenders” means the “Required Lenders”, as such term is defined in the Existing First Priority Agreement as in effect as of the date hereof.
     “First Priority Obligations” means the sum, without duplication, of the following: (i) the outstanding principal amount of all loans made pursuant to the First Priority Agreement to the extent it does not exceed the Cap Amount plus amounts added to the principal amount of such loans as a result of capitalizing other First Priority Obligations not paid in cash, (ii) all interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Priority Agreement, (iii) all L/C Exposure (as defined in the First Priority Agreement in existence on the date hereof) and other reimbursement obligations (if any) and interest thereon (including, without limitation, any post-petition interest) with respect to any letter of credit or similar instrument issued pursuant to the First Priority Agreement, (iv) all obligations of any Credit Party in respect of any Swap Agreement, which such Credit Party may enter into from time to time with any Person who was either a First Priority Secured Party (or an affiliate of a First Priority Secured Party) or any other Person who issued a Swap Agreement to the Borrower, in either case, under which the amounts payable constitute “Obligations” under the Existing First Priority Agreement, (v) all Cash Management Obligations and (vi) all guarantee obligations, fees, charges, expenses, indemnities, reasonable attorney’s fees and other amounts due and payable from time to time pursuant to the First Priority Documents, in each case whether direct or indirect, absolute or contingent, joint or several, primary or secondary and whether or not allowed or allowable in an Insolvency Proceeding; provided, that First Priority Obligations shall also include any other obligations that the Second Priority Required Lenders agree shall constitute “First Priority Obligations” hereunder in accordance with the applicable provisions of the New Second Priority Agreement or any comparable provision of any Additional Second Priority Agreement.

     “First Priority Obligations Payment Date” means the first date on which (i) the outstanding First Priority Obligations (other than Unasserted Contingent Obligations and those obligations described in clauses (iii) and (iv) of this definition) have been paid in cash in full (or secured or reserved for in another manner reasonably acceptable to the First Priority Representative), (ii) all commitments to extend credit under the First Priority Documents have expired or been terminated, (iii) all First Priority Obligations then due and outstanding at the time of the occurrence of clause (i) above or which can be reasonably quantified at such time in respect of all Swap Agreements have been paid in full or the Credit Parties shall have entered into such other arrangements reasonably acceptable to the counterparties of such Swap Agreements to provide cash collateral or other reasonably acceptable security for such First Priority Obligations in respect of such Swap Agreements, and (iv) all Cash Management Obligations then due and outstanding at the time of the occurrence of clause (i) above or which can be reasonably quantified at such time have been paid in full or otherwise cash collateralized or secured in a manner reasonably acceptable to the First Priority Representative or the Credit Parties have entered into such other arrangements reasonably acceptable to the obligees of such Cash Management Obligations.
     “First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any new First Priority Agreement that replaces a First Priority Agreement in accordance with the terms hereof or the First Priority Representative is changed pursuant to a First Priority Agreement, the First Priority Representative shall be such replacement or the Person identified as such in such new Agreement.
     “First Priority Restricted Provisions” means, collectively, (i) Allowable Dividends, (ii) Applicable Library Percentage, and (iii) Eligible Library Amount.
     “First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors and any other holders of the First Priority Obligations.
     “First Priority Security Documents” means the First Priority Agreement, the Pledgeholder Agreements, the Copyright Security Agreement, each Copyright Security Agreement Supplement, if any, the Trademark Security Agreement, if any (in each case as defined in the Existing First Priority Agreement), UCC financing statements, and any other security documentation delivered to the First Priority Representative granting or perfecting a lien on any property of any Credit Party to secure First Priority Obligations.
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “Lien” shall mean any mortgage, copyright mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction); provided, however, that this term shall not include contractual encumbrances which do not afford security of the type described in this definition or the rights of a licensee as a licensee.
     “New Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “Notice of Intent to Exercise” has the meaning set forth in Section 3.2.
     “Overadvance” has the meaning set for in Section 3.1.
     “Parent” has the meaning set forth in the introductory paragraph hereof.
     “Payoff Letter” has the meaning set forth in Section 8.3(b).
     “Permitted First Lien Refinancing” means a refinancing of the outstanding principal amount of the loans made under the First Priority Agreement, so long as (i) the Applicable Library Percentage is not increased in connection therewith to a percentage greater than 55% and any larger percentage theretofore agreed by the Second Priority Required Lenders, (ii) the definition of Eligible Library Amount is not modified in a manner materially adverse to the interests of the Second Priority Lenders, (iii) the principal amount of the Loans under such refinancing shall not be increased above the Cap Amount then in effect and (iv) the final maturity thereof is not extended beyond the sixth anniversary of the Closing Date, in each case without the consent of the Second Priority Required Lenders.
     “Permitted Refinancing” means a refinancing of the outstanding principal amount of the loans made under the Second Priority Agreement, so long as (i) the terms of such refinancing do not provide for an interest rate margin and/or fees such that the cash portion of the net effective interest rate margin on the loans made under such refinancing facility (after taking into account any prepayment premium payable under Section 2.9(a) of the New Second Priority Agreement) is more than four percent (4.00%) per annum in cash pay above the interest rate margin which was applicable to the “Second Priority Loans” in existence immediately prior to the Closing Date (e.g., LIBOR plus 4.00%), (ii) the principal amount of Second Priority Obligations is not increased above the principal amount thereof outstanding immediately prior to such refinancing except to the extent permitted under the Existing First Priority Agreement or as the result of the payment of in kind interest, (iii) the maturity of all or any portion of the Second Priority Obligations is not shortened as a result of such refinancing or replacement, (iv) the direct and contingent obligors therefore are not changed as a result of such refinancing or replacement and (v) the relevant Second Priority Document does not modify or add or make more restrictive or onerous any covenant or event of default under the Second Priority Documents, in each case without the consent of the First Priority Majority Lenders.
     “Permitted Replacement Lien” has the meaning set forth in Section 5.2(a).
     “Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

     “Post-Petition Interest” means any interest, fees, expenses and other charges that pursuant to the First Priority Agreement or the Second Priority Agreement, continue to accrue after the commencement of any Insolvency Proceeding, to the extent such interest, fees, expenses and other charges are allowed or allowable in any such Insolvency Proceeding.
     “Prior Intercreditor Agreement” has the meaning set forth in the fifth WHEREAS clause of this Agreement.
     “Prior Parent” has the meaning set forth in the introductory paragraph hereof.
     “Proceeds” means, without duplication, (i) any “proceeds” as defined in Article 9 of the UCC, with respect to the Common Collateral and (ii) the amount of any sale, exchange or other disposal of Common Collateral, whether voluntary or involuntary, net of all reasonable cash expenses of such sale, exchange or other disposal.
     “Prohibited Plan Distribution” has the meaning set forth in Section 5.11.
     “Reorganization Securities” means any debt or equity securities which are distributed to the Second Priority Lenders in an Insolvency Proceeding which are, as to any liens securing such securities, subordinated to the liens securing the First Priority Obligations (or any debt or equity securities issued in substitution of all or any portion of the First Priority Obligations) on terms no less favorable to the First Priority Lenders than the terms hereof.
     “Revolving Credit Loans” shall be as defined in the Existing First Priority Agreement as in effect as of the date hereof.
     “Second Priority Agreement” means, collectively, (i) the New Second Priority Agreement, (ii) any Additional Second Priority Agreement, so long as any such Additional Second Priority Agreement is not materially inconsistent with the terms of this Agreement, or in violation of, any of the terms of this Agreement, and (iii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred in connection with a Permitted Refinancing to extend, renew, restructure, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the New Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (iii) so long as any such credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument is not materially inconsistent with the terms of this Agreement or in violation of any of the terms of this Agreement.
     “Second Priority Collateral” means all assets, whether now owned or hereafter acquired by any Credit Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation pursuant to a Second Priority Security Document.
     “Second Priority Creditors” means the Second Priority Representative and the “Lenders” as defined in the Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this

Agreement and notice of which designation is given in writing to the First Priority Representative promptly after such designation.
     “Second Priority Documents” means the Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.
     “Second Priority Guarantee” means any guarantee by a Credit Party of any or all of the Second Priority Obligations.
     “Second Priority Lenders” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “Second Priority Lien” means any Lien created by the Second Priority Security Documents.
     “Second Priority Loans” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “Second Priority Obligations” means (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on the Second Priority Loans and (ii) all guarantee obligations, fees, expenses, indemnities, attorney’s fees, charges and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether direct or indirect, absolute or contingent, joint or several, primary or secondary and whether or not allowed or allowable in an Insolvency Proceeding; provided, the Second Priority Obligations shall also include any other obligations that the First Priority Representative agrees shall constitute “Second Priority Obligations” hereunder in accordance with the applicable provisions of the Existing First Priority Agreement or any comparable provisions of any Additional First Priority Agreement. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Second Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Second Priority Agreement that replaces a Second Priority Agreement in accordance with the terms hereof or the Second Priority Representative is changed pursuant to a Second Priority Agreement, the Second Priority Representative shall be such replacement or the Person identified as such in such new Agreement.
     “Second Priority Required Lenders” shall mean the Second Priority Lenders holding more than 50% of the outstanding Second Priority Loans
     “Second Priority Secured Parties” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

     “Second Priority Security Documents” means the Second Priority Agreement, the Pledgeholder Agreements, the Copyright Security Agreement, the Copyright Security Agreement Supplement, the Copyright Security Agreement Supplement, if any, the Trademark Security Agreement, if any (in each case as defined in the New Second Priority Agreement), UCC financing statements and any other security documentation delivered to the First Priority Representative or the Second Priority Representative granting or perfecting a lien on any property of any Credit Party securing the Second Priority Obligations.
     “Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.
     “Standstill Notice” means a written notice from First Priority Representative to Second Priority Representative stating that it is a “Standstill Notice” and stating that a First Priority Default has occurred and is continuing or that it has received a Notice of Intent to Exercise.
     “Standstill Period” means the period beginning on the date that a Standstill Notice is received by Second Priority Representative (but no earlier than 180 days subsequent to the end of any preceding Standstill Period) through and including the first to occur of (a) the date upon which the First Priority Obligations Payment Date shall have occurred, (b) the date upon which First Priority Representative shall have waived or acknowledged in writing the termination of the First Priority Default that gave rise to such Standstill Period, (c) the date that is 180 consecutive days after the receipt of such Standstill Notice by Second Priority Representative or (d) the commencement of an Insolvency Proceeding.
     “Swap Agreement” means, as the context so requires, an “Interest Rate Protection Agreement” or a “Currency Agreement”, each as defined in the Existing First Priority Agreement as in effect as of the date hereof.
     “Term Loans” shall be as defined in the Existing First Priority Agreement as in effect as of the date hereof.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
     “Unasserted Contingent Obligations” means, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time, so long as any such amendment, supplement, restatement or modification is not materially inconsistent with the terms of this Agreement or in violation of any of the terms of this Agreement.
  SECTION 2. Lien Priorities.
     2.1 Subordination of Liens. (a) Any and all Liens in respect of all or any of the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
          (b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other, and each First Priority Secured Party and each Second Priority Secured Party hereby waives its right to do so.
          (c) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties waives, to the fullest extent permitted by law, any right to request marshalling of assets.
     2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of First Priority Obligations is revolving in nature and that the amount of the Revolving Credit Loans that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and that, subject to the terms hereof, the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations (subject to the limitations contained in the definition thereof) may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof so long as any such modification, extension or amendment does not violate the restrictions applicable to a Permitted First Lien Refinancing. Subject to the provisions of this Agreement (including but not limited to the limitations contained in the definition of First Priority Obligations and those applicable to a Permitted First Lien Refinancing), the lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.
     2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that (i) all UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form reasonably satisfactory to the First Priority Representative, (ii) all such perfection instruments filed by the Second Priority Representative shall be substantially identical to, and shall be filed after, those filed by the First Priority Representative and (iii) it shall provide the First Priority Representative with copies of any subsequent perfection instrument filed or recorded within five (5) Business Days of such filing or recordation.
          (b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against any tangible or intangible Common Collateral in favor of or for the benefit of the Second Priority Representative shall be in form reasonably satisfactory to the First Priority Representative and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Administrative Agent for certain First Priority Secured Parties, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of June 23, 2008 among JPMorgan Chase Bank, N.A., as First Priority Representative, JPMorgan Chase Bank, N.A., as Second Priority Representative, and the Credit Parties referred to therein, as amended from time to time.”
          (c) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code including, without limitation, control or possession of money or deposit accounts pursuant to Section 9-313 or 9-314 of the UCC) or as bailee (such bailment, intended among other things to satisfy the requirements of Section 8-106(d)3, 8-301(a)(2) and 9-313(c) of the UCC), over Common Collateral pursuant to the First Priority Security Documents, such possession, control or bailment is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall, unless otherwise directed by a court of competent jurisdiction, deliver to the Second Priority Representative, at the Credit Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First

Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any Proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
          (d) The Second Priority Representative hereby acknowledges that, to the extent that it holds subsequent to the First Priority Obligations Payment Date, or a third party then holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code including, without limitation, control or possession of money or deposit accounts pursuant to Section 9-313 or 9-314 of the UCC) or as bailee (such bailment, intended among other things to satisfy the requirements of Section 8-106(d)3, 8-301(a)(2) and 9-313(c) of the UCC), over Common Collateral pursuant to the Second Priority Security Documents, such possession, control or bailment is also for the benefit of the First Priority Representative and the other First Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral for obligations, if any, under the First Priority Documents in excess of the First Priority Obligations. Nothing in the preceding sentence shall be construed to impose any duty on the Second Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the First Priority Representative or any other First Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the First Priority Security Documents, provided that subsequent to the satisfaction of the obligations under the Second Priority Documents, the Second Priority Representative shall, unless otherwise directed by a court of competent jurisdiction, deliver to the First Priority Representative, at the Credit Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the First Priority Documents, and provided, further, that the provisions of this section are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties subsequent to the satisfaction of the obligations under the Second Priority Documents and shall not impose on the Second Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any Proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     2.4 No New Liens. Second Priority Representative, for itself and on behalf of the Second Priority Lenders, acknowledges and agrees that First Priority Representative has been granted senior Liens upon all of the Common Collateral in which Second Priority Representative has been granted Liens, and Second Priority Representative hereby consents thereto. If (i) any Credit Party grants in favor of Second Priority Representative or any other Second Priority Secured Party a Lien on any asset of such Credit Party not constituting Common Collateral as of the date hereof (or subsequent thereto as a post-closing item set forth in the New Second Priority Agreement as in effect as of the date hereof) or (ii) Second Priority Representative or any other Second Priority Secured Party otherwise obtains a non-consensual lien (including a judgment lien, writ of attachment or writ of execution) on any asset of any Credit Party not constituting Common Collateral as of the date hereof, Second Priority Representative agrees that it shall give First Priority Representative prompt written notice thereof (and in no event later than five (5) Business Days after the date Second Priority Representative has actual knowledge of such grant), containing a detailed description of such asset (it being understood and agreed that the failure by Second Priority Representative to give such notice to First Priority Representative shall not affect the validity, perfection or enforceability of such Lien, and that any amounts distributable to or received by or distributed to any of the Second Priority Secured Parties pursuant to or as a result of such Liens shall in any event be subject to Section 4.1), and Second Priority Representative acknowledges that if First Priority Representative obtains a Lien on such asset, whether prior to or after the time that Second Priority Representative obtains a Lien on such asset, then the priority of such Lien will be subject to the terms and provisions of this Agreement. First Priority Representative, for itself and on behalf of the First Priority Lenders, acknowledges and agrees that Second Priority Representative has been granted Liens upon all of the Common Collateral in which First Priority Representative has been granted Liens and First Priority Representative hereby consents thereto. If (i) any Credit Party grants in favor of First Priority Representative or any other First Priority Secured Party a Lien on any asset of such Credit Party not constituting Common Collateral on the date hereof (or subsequent thereto as a post-closing item set forth in the New Second Priority Agreement as in effect as of the date hereof) or (ii) First Priority Representative or any other First Priority Secured Party otherwise obtains a non-consensual lien (including a judgment lien, writ of attachment or writ of execution) on any asset of any Credit Party not constituting Common Collateral on the date hereof, First Priority Representative agrees that it shall give Second Priority Representative prompt written notice thereof (and in no event later than five (5) Business Days after the date First Priority Representative has actual knowledge of such grant), containing a detailed description of such asset (it being understood and agreed that the failure by First Priority Representative to give such notice to Second Priority Representative shall not affect the validity, perfection or enforceability of such Lien), and First Priority Representative acknowledges that if Second Priority Representative obtains a Lien on such asset, whether prior to or after the time that First Priority Representative obtains a Lien on such asset, then the priority of such Lien will be subject to the terms and provisions of this Agreement.
  SECTION 3. Enforcement Rights.
     3.1 Exclusive Enforcement. Subject to Section 3.9, until the earlier of the occurrence of the First Priority Obligations Payment Date or the expiration or other termination of the then current Standstill Period, whether or not an Insolvency Proceeding has been commenced by or against any Credit Party, the First Priority Secured Parties shall have the exclusive right to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action, without any consultation with or consent of any Second Priority Secured Party, and the Second Priority Secured Parties shall not take any position contrary to the First Priority Secured Parties, or support any other Person who takes any position contrary to the First Priority Secured Parties, with respect to such Enforcement Action (it being understood that any Second Priority Secured Party, notwithstanding the foregoing, may (i) at any time demand payment of amounts then due and payable pursuant to the terms of the Second Priority Agreement (other than as a result of an acceleration subsequent to an event of default under the Second Priority Agreement) and pursue unsecured lender remedies with regard to any such payments not made under the Second Priority Agreement, (ii) after the expiration of the Standstill Period, demand payment for or accelerate the payment of the Second Priority Loans in accordance with the terms of the Second Priority Documents, (iii) file a proof of claim or statement of interest, (iv) file all necessary responsive or defensive pleadings in opposition to any motion, claims, proceedings or pleadings made by any Person objecting to or seeking disallowance of the claims of the Second Priority Secured Parties, including claims secured by the Common Collateral, and (v) make any filings, arguments or motions or take other actions to preserve or protect its Liens on the Collateral or any other rights, including to stay any statute of limitations). Upon the occurrence and during the continuance of a First Priority Default, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion. Notwithstanding the foregoing, if the First Priority Representative and the First Priority Lenders shall have extended loans, credit accommodations or other financial accommodations under the First Priority Documents in excess of the First Priority Obligations (such excess, an “Overadvance”), and the First Priority Obligations Payment Date shall have occurred (notwithstanding that an Overadvance remains outstanding under the First Priority Documents), the provisions of this Section 3.1 shall not prevent the Second Priority Representative and/or the Second Priority Lenders from pursuing any remedies available to it or them as secured or unsecured lenders with regard to the Common Collateral and notwithstanding the provisions of Section 2.1 hereof, the Liens in the Common Collateral held by the Second Priority Representative securing the Second Priority Obligations shall thereafter be senior and prior to the remaining claims of the First Priority Secured Parties with regard to any Overadvance outstanding under the First Priority Documents.
     3.2 Remedies Standstill. At any time that a Standstill Period is in effect, Second Priority Representative shall not, without the prior written consent of First Priority Representative, exercise any remedies other than those specifically listed in Section 3.1. In addition, Second Priority Representative may not take any Enforcement Action so long as First Priority Representative or Second Priority Representative are enjoined from undertaking any Enforcement Action, in each case, unless and until the First Priority Obligations Payment Date shall have occurred. After the First Priority Obligations Payment Date, the Second Priority Representative may take any Enforcement Action. Second Priority Representative may not exercise any remedies without first providing First Priority Representative at least five (5) Business Days prior written notice stating its intent to exercise remedies and referring to this Section (a “Notice of Intent to Exercise”), it being understood that if First Priority Representative does not deliver a Standstill Notice to Second Priority Representative by the end of such five (5) Business Day period, Second Priority Representative may proceed with the exercise of the remedies listed in such Notice of Intent to Exercise subject to the other provisions hereof; provided, that Second Priority Representative shall not be required to provide a Notice of Intent to Exercise to First Priority Representative in connection with a permitted Exercise of Secured Creditor Remedies upon termination of a Standstill Period, but shall prior to the First Priority Obligations Payment Date provide a written notice at least two (2) Business Days prior to taking any Enforcement Action not listed in a Notice of Intent to Exercise previously delivered to the First Priority Representative.
     3.3 Limitation on Standstill Periods. In no event shall a Standstill Period extend beyond the earlier of (i) 180 consecutive days from the date of receipt by Second Priority Representative from First Priority Representative of a Standstill Notice initiating such Standstill Period and (ii) the First Priority Obligation Payment Date. Any number of notices of First Priority Default may be given during a Standstill Period, but no such notice shall extend such Standstill Period. No subsequent Standstill Period may be commenced within 180 days after the termination of the immediately preceding Standstill Period. No First Priority Default that existed or was continuing on the date of the commencement of any Standstill Period and that was known or with reasonable diligence could have been known to First Priority Representative or any other

First Priority Secured Party will be, or can be, made the basis for the commencement of a subsequent Standstill Period, unless such First Priority Default has been cured or waived for a period of not less than 90 consecutive days.
     3.4 Foreclosure Proceedings. Nothing in this Agreement shall be construed to in any way limit or impair the right of: (i) any First Priority Lender or Second Priority Lender to bid for or purchase Common Collateral at any private or judicial foreclosure upon such Common Collateral initiated by a First Priority Secured Party, (ii) any Second Priority Secured Party to join (but not control) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Common Collateral initiated by a First Priority Secured Party, except to the extent that any such action could reasonably be expected, in any material respect, to restrain, hinder, limit or delay for any material period the Exercise of Secured Creditor Remedies by First Priority Secured Parties, or (iii) any Second Priority Secured Party to receive payments in accordance with the terms of this Agreement from the Proceeds of the Common Collateral.
     3.5 Rights as a Creditor. Notwithstanding anything else to the contrary in this Agreement, the Second Priority Representative, may provided a Standstill Period is not in effect (x) following the occurrence of and during the continuation of an “Event of Default” under and as defined in the New Second Priority Agreement, exercise rights and remedies, as a creditor and retain any amounts obtained in respect of the Second Priority Obligations, except to the extent such amounts constitute Common Collateral or Proceeds of Common Collateral, and (y) file any pleadings, objections or motions, appear in any proceeding and exercise rights and remedies, as unsecured creditors of the Credit Parties, arising under either the Bankruptcy Code or applicable non-bankruptcy law.
     3.6 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.
     3.7 Cooperation. Prior to the First Priority Obligations Payment Date, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall take such actions reasonably required to be performed by such parties pursuant to the terms of this Agreement or of the Second Priority Documents as the First Priority Representative shall reasonably request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein; provided, that such actions shall be at the Credit Parties’ sole cost and expense, to the extent required pursuant to any First Priority Document or any Second Priority Document, but as between the First Priority Representative and the Second Priority Representative and other Second Priority Secured Parties, the latter shall be obligated to perform their obligations under this Section 3.7 and any other provision of this Agreement and to otherwise cooperate with the First Priority Representative whether or not they have received reimbursement of their costs from the Credit Parties.
     3.8 No Additional Rights For the Credit Parties Hereunder. If any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.
     3.9 Waivers. Subject to the rights retained by the Second Priority Secured Parties pursuant to Sections 3.1, 3.5, 5.1 and any other applicable provision set forth in this Agreement, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred (and other than with respect to any Overadvance):
          (a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;
          (b) except as otherwise specifically provided herein, they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;
          (c) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right); and
          (d) they will not institute any suit or other proceeding or assert in any suit, Insolvency proceeding or other Proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of special performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Security Documents.
     3.10 Actions Upon Breach. Should any Second Priority Secured Party or First Priority Secured Party in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement) which is in violation of this Agreement, or fail to take any action required by this Agreement, (in its own name or in the name of the relevant Credit Party), this Agreement shall create an irrebutable presumption and admission by such Person that relief against such Person by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the other parties hereto, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party and First Priority Representative on behalf of each First Priority Secured Party that (i) the damages from actions in breach of this Agreement may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party and First Priority Secured Party waives any defense that any Credit Party and/or the other parties hereof and beneficiaries hereof cannot demonstrate damage and/or be made whole by the awarding of damages.
SECTION 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Insurance.
     4.1 Application of Proceeds; Turnover Provisions. All Proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first until the First Priority Obligations Payment Date, to the First Priority Representative for application to the First Priority Obligations then outstanding in accordance with the terms of the First Priority Documents; second, to the Second Priority Representative for application in accordance with the Second Priority Documents and; third, to the payment of any other obligations to the First Priority Secured Parties. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting Proceeds, that may be received by any First Priority Secured Party or Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, or to the Second Priority Representative for the benefit of the Second Priority Secured Parties, as the case may be, in the same form as received, with any necessary endorsements, and each First Priority Secured Party and Second Priority Secured Party hereby authorizes the Second Priority Representative and the First Priority Representative, respectively to make any such endorsements as its agent (which authorization, being coupled with an interest, is irrevocable).
     4.2 Releases of Second Priority Lien and Lien for Overadvance. (a) In the event of any private or public sale or other disposition of all or any portion of the Common Collateral by First Priority Representative after the occurrence and during the continuance of a First Priority Default (and prior to the date upon which the First Priority Obligations Payment Date shall have occurred) in connection with the liquidation by First Priority Representative of any Common Collateral and the collection by First Priority Representative of the First Priority Obligations through the sale or other disposition of such Common Collateral (any such sale, a “First Priority Lender Sale”), Second Priority Representative agrees that such First Priority Lender Sale will be free and clear of the Liens securing the Second Priority Obligations (and, if the First Priority Lender Sale includes Equity Interests in any Credit Party, Second Priority Representative further agrees to release the entities whose Equity Interests are sold from all Second Priority Obligations); provided, that (x) First Priority Representative and the First Priority Lenders also release their Liens on such Common Collateral (and, if the First Priority Lender Sale includes Equity Interests in any Credit Party, the entities whose Equity Interests are sold are released from all First Priority Obligations) and (y) the Proceeds of any such First Priority Lender Sale are applied in accordance with Section 4.1.

          (b) In the event of any private or public sale or other disposition of all or any portion of the Common Collateral by Second Priority Representative subsequent to the First Priority Obligations Payment Date, after the occurrence and during the continuance of a default under a Second Priority Agreement in connection with the liquidation by Second Priority Representative of any Common Collateral and the collection by Second Priority Representative of the Second Priority Obligations through the sale or other disposition of such Common Collateral (any such sale, a “Second Priority Lender Sale”) and there is an Overadvance, First Priority Representative agrees that such Second Priority Lender Sale will be free and clear of the Liens securing the Overadvance (and, if the Second Priority Lender Sale includes Equity Interests in any Credit Party, First Priority Representative further agrees to release the entities whose Equity Interests are sold from all First Priority Obligations); provided, that (x) Second Priority Representative and the Second Priority Lenders also release their Liens on such Common Collateral (and, if the Second Priority Lender Sale includes Equity Interests in any Credit Party, the entities whose Equity Interests are sold are released from all Second Priority Obligations) and (y) the Proceeds of any such Second Priority Lender Sale are applied in accordance with Section 4.1.
          (c) In the event of any private or public sale or other disposition of all or any portion of the Common Collateral by any Credit Party with the consent of First Priority Representative after the occurrence and during the continuance of a First Priority Default (and prior to the date upon which the First Priority Obligations Payment Date shall have occurred), which sale or other disposition is conducted by such Credit Party with the consent of First Priority Representative in connection with the collection by First Priority Representative of the First Priority Obligations through the sale of such Common Collateral (any such sale, a “Forced Credit Party Sale”), Second Priority Representative agrees that such Forced Credit Party Sale will be free and clear of the Liens securing the Second Priority Obligations (and, if the Forced Credit Party Sale includes Equity Interests in any Credit Party, Second Priority Representative further agrees to release the entities whose Equity Interests are sold from all Second Priority Obligations); provided, that (x) First Priority Representative and the First Priority Lenders also release their Liens on such Common Collateral (and, if the Forced Credit Party Sale includes Equity Interests in any Credit Party, the entities whose Equity Interests are sold are released from all First Priority Obligations), (y) the Proceeds of any such Forced Credit Party Sale are applied in accordance with Section 4.1, and (z) the Credit Party conducting such Forced Credit Party Sale shall have conducted such Forced Credit Party Sale in a commercially reasonable manner given the fact that such sale is in the context of a workout.
          (d) In the event of any private or public sale or other disposition of all or any portion of the Common Collateral by any Credit Party with the consent of Second Priority Representative subsequent to the First Priority Obligations Payment Date and while an Overadvance remains outstanding, after the occurrence and during the continuance of a Second Priority Default, which sale or other disposition is conducted by such Credit Party with the consent of Second Priority Representative in connection with the collection by Second Priority Representative of the Second Priority Obligations through the sale of such Common Collateral (any such sale, a “Forced Second Priority Credit Party Sale”), First Priority Representative agrees that such Forced Second Priority Credit Party Sale will be free and clear of the Liens securing the First Priority Obligations (and, if the Forced Second Priority Credit Party Sale includes Equity Interests in any Credit Party, First Priority Representative further agrees to release the entities whose Equity Interests are sold from all First Priority Obligations); provided, that (x) Second Priority Representative and the Second Priority Lenders also release their Liens on such Common Collateral (and, if the Forced Second Priority Credit Party Sale includes Equity Interests in any Credit Party, the entities whose Equity Interests are sold are released from all Second Priority Obligations), (y) the Proceeds of any such Forced Second Priority Credit Party Sale are applied in accordance with Section 4.1, and (z) the Credit Party conducting such Forced Second Priority Credit Party Sale shall have conducted such Forced Second Priority Credit Party Sale in a commercially reasonable manner given the fact that such sale is in the context of a workout.
          (e) Second Priority Representative agrees that, in connection with any First Priority Lender Sale or Forced Credit Party Sale, upon the prior written request of First Priority Representative (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), it will execute or file any or all Lien releases or other documents reasonably requested by First Priority Representative in connection therewith; provided, that (w) in the case of a First Priority Lender Sale, no such release documents shall be delivered to any Credit Party, (x) in the case of a Forced Credit Party Sale, no such release documents shall be delivered to any Credit Party unless First Priority Representative has delivered its release documents to such Credit Party, (y) no such release documents shall be delivered more than five (5) Business Days prior to the anticipated closing date of such sale or disposition, and (z) the effectiveness of any such release or termination by Second Priority Representative shall be subject to the sale or other disposition of the Common Collateral described in such request and on the terms described in such request. Subject to the proviso in the immediately preceding sentence, in the event that Second Priority Representative fails to so execute or file any such Lien releases or other documents within five (5) Business Days after receipt of written request from First Priority Representative, First Priority Representative is hereby irrevocably authorized to execute or file such Lien releases or other documents.
          (f) First Priority Representative agrees that, in connection with any Second Priority Lender Sale or Forced Second Priority Credit Party Sale, upon the prior written request of Second Priority Representative (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), it will execute or file any or all Lien releases or other documents reasonably requested by Second Priority Representative in connection therewith; provided, that (w) in the case of a Second Priority Lender Sale, no such release documents shall be delivered to any Credit Party, (x) in the case of a Forced Second Priority Credit Party Sale, no such release documents shall be delivered to any Credit Party unless Second Priority Representative has delivered its release documents to such Credit Party, (y) no such release documents shall be delivered more than five (5) Business Days prior to the anticipated closing date of such sale or disposition, and (z) the effectiveness of any such release or termination by First Priority Representative shall be subject to the sale or other disposition of the Common Collateral described in such request and on the terms described in such request. Subject to the proviso in the immediately preceding sentence, in the event that First Priority Representative fails to so execute or file any such Lien releases or other documents within five (5) Business Days after receipt of written request from Second Priority Representative, Second Priority Representative is hereby irrevocably authorized to execute or file such Lien releases or other documents.

          (g) Until the First Priority Obligations Payment Date, to the extent that the First Lien Secured Parties (i) have released any Lien on Common Collateral and any Lien is later reinstated or (ii) obtain any new first priority liens, then the Second Lien Secured Parties shall be granted a Second Priority Lien on any such Common Collateral at the time of such reinstatement or grant of a new First Priority Lien.
          (h) Subsequent the First Priority Obligations Payment Date, to the extent that the Second Lien Secured Parties (i) have released any Lien on Common Collateral and any Lien is later reinstated or (ii) obtain any new liens, then the First Lien Secured Parties shall be granted a second Lien on any such Common Collateral to secure the Overadvance at the time of such reinstatement or grant of a new Second Priority Lien.
     4.3 Insurance. Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as an additional insured and loss payee under any insurance policies maintained from time to time by any Credit Party (except that the Second Priority Secured Parties shall have the right to be named as an additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.
  SECTION 5. Insolvency Proceedings.
     5.1 Voting Rights. In the event of any Insolvency Proceeding involving any Credit Party or any property of any Credit Party, Second Priority Representative and Second Priority Lenders shall retain the right to vote with respect to the Second Priority Obligations.
     5.2 Financing Matters. (a) If any Credit Party shall be subject to any Insolvency Proceeding and First Priority Representative or one or more of the other First Priority Secured Parties shall desire, prior to the First Priority Obligations Payment Date, to permit the use of cash collateral or to provide financing to any such Credit Party (collectively, “DIP Financing”) under Section 363 or Section 364 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) to be secured by all or any portion of the Common Collateral, then Second Priority Representative, on behalf of itself and the Second Priority Lenders, agrees that, so long as (i) the aggregate amount of all loans outstanding pursuant to the First Priority Agreements (other than amounts added to principal as a result of capitalizing other First Priority Obligations not paid in cash) plus the aggregate amount of such DIP Financing does not exceed the Cap Amount, (ii) the interest rate, fees, advance rates, lending limits and sublimits are commercially reasonable under the circumstances, (iii) the Second Priority Representative retains a Lien on the Common Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority (subject to the priority of such DIP Financing) as existed prior to the commencement of the case under applicable law (an “Adequate Protection Lien”), (iv) the Second Priority Representative receives a replacement lien (a “Permitted Replacement Lien”) on post-petition assets to the same extent granted to First Priority Representative, with the same priority (subject to the priority of such DIP Financing) as existed prior to the commencement of the case under applicable law, and (v) such use of cash collateral or DIP Financing is subject to the terms of this Agreement, it will raise no objection to such DIP Financing, and the Second Priority Representative, on behalf of itself and the Second Priority Lenders, hereby agrees that its Liens in the Common Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) to the same extent and upon the same terms and conditions specified in this Agreement.
          (b) Nothing in this Agreement shall limit the rights of any First Priority Lender or Second Priority Lender, as applicable, to object to post-petition financing or the use of cash collateral that is provided on terms other than those set forth in Section 5.2(a).
          (c) Second Priority Representative, on behalf of itself and the Second Priority Lenders, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the First Priority Obligations.
     5.3 Relief From the Automatic Stay. Until the First Priority Obligations Payment Date, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.
     5.4 General Waivers. (a) Until the First Priority Obligations Payment Date has occurred, Second Priority Representative, on behalf of itself and the Second Priority Lenders, agrees that it shall not without First Priority Representative’s written consent take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Existing First Priority Agreement, the other First Priority Documents or the liens and security interests granted to First Priority Representative and the First Priority Lenders with respect to the First Priority Obligations, (B) the rights and duties of First Priority Representative and the First Priority Lenders established in the Existing First Priority Agreement or any other First Priority Document, or (C) the validity or enforceability of this Agreement.
          (b) Until the payment in cash in full of the Second Priority Obligations has occurred, First Priority Representative, on behalf of itself and the First Priority Lenders, agrees that it shall not without Second Priority Representative’s written consent, take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the New Second Priority Agreement, the other Second Priority Documents or the liens and security interests granted to Second Priority Representative and the Second Priority Lenders with respect to the Second Priority Obligations, (B) the rights and duties of Second Priority Representative and the Second Priority Lenders established in the New Second Priority Agreement or any other Second Priority Document, or (C) the validity or enforceability of this Agreement.
     5.5 Insolvency Proceeding Waivers:
          (a) Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative, on behalf of itself and the Second Priority Lenders, agrees it shall not without the First Priority Representative consent (i) seek or request any adequate protection, other than (A) Adequate Protection Liens and Permitted Replacement Liens and (B) priority administrative expense claim status with respect to the Second Priority Obligations which is and shall be subject to this Agreement to the extent applicable, (ii) in the event that First Priority Representative obtains relief from the automatic stay under Section 362 of the Bankruptcy Code (or any similar provision) in connection with the Exercise of Secured Creditor Remedies and First Priority Representative has commenced and is diligently pursuing in good faith actions to consummate a sale of all or any material portion of the Common Collateral in accordance with Section 363 or 365 of the Bankruptcy Code (or any similar provision) within a commercially reasonable time and in a commercially reasonable manner so as to maximize the value of such Common Collateral, seek, or acquiesce in any request, to dismiss any Insolvency Proceeding or to convert an Insolvency Proceeding under chapter 11 of the Bankruptcy Code to a case under chapter 7 of the Bankruptcy Code, (iii) in the event that First Priority Representative obtains relief from the automatic stay under Section 362 of the Bankruptcy Code (or any similar provision) in connection with the Exercise of Secured Creditor Remedies, seek the appointment of a trustee or examiner with expanded powers for any Credit Party, or (iv) object to any sale of all or any portion of the Common Collateral in accordance with Sections 363 or 365 of the Bankruptcy Code (or any similar provision) other than (A) any objection that an unsecured creditor could assert or (B) if First Priority Representative or any First Priority Lender objects to any such sale.
          (b) First Priority Representative, on behalf of itself and the First Priority Lenders, agrees that it will raise no objection to a request for Post Petition Interest and/or adequate protection by Second Priority Representative and the Second Priority Lenders in the form of payment of interest on the Second Priority Obligations during the pendency of an Insolvency Proceeding, so long as (x) the rate of interest so requested by Second Priority Representative and the Second Priority Lenders does not exceed the default rate of interest applicable to the Second Priority Obligations immediately prior to the commencement of such Insolvency Proceeding and (y) the First Priority Representative has not made a good faith determination that the net proceeds from a liquidation of the Common Collateral (after deduction of costs and amounts, if any, that in the reasonable judgment of the First Priority Representative may have to be paid to satisfy claims for participations and residuals) is less than the sum of the claims (other than the Overadvance, if any) under the First Priority Agreement then outstanding plus the then outstanding amount of the Second Priority Obligations.
     5.6 Avoidance Issues. (a) If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Credit Party Proceeds of Common Collateral (including any such Proceeds used to reduce the Cap Amount in accordance with the definition of such term), because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer or was required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar person (a “First Priority Recovery”), then the First Priority Obligations (including any such amount subtracted from the Cap Amount) shall be reinstated to the extent of such First Priority Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such First Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
          (b) If any Second Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Credit Party Proceeds of Common Collateral because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer or was required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar person (a “Second Priority Recovery”), then the Second Priority Obligations shall be reinstated to the extent of such Second Priority Recovery and deemed to be outstanding as if such payment had not occurred. If this Agreement shall have been terminated prior to such Second Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The First Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
          (c) From and after the First Priority Obligations Payment Date, to the extent there exists any Overadvance, no Second Priority Secured Party shall take any action (i) to contest or invalidate any lien securing any such Overadvance (other than the enforcement of the terms of this Agreement) or (ii) to alter the payment priority specified in Section 4.1.
     5.7 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.
     5.8 Other Matters. Except as otherwise provided herein, to the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, not to assert any of such rights without the prior written consent of the First Priority Representative (which consent shall not be unreasonably withheld); provided that if requested by the First Priority Representative, the Second Priority Representative shall, at the Credit Parties’ sole cost and expense, to the extent required under the Second Priority Documents, timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights; provided further that (i) the Liens securing the Second Priority Obligations shall attach to any Proceeds resulting from actions taken by the First

Priority Representative or any First Priority Secured Party in accordance with this Agreement subject to the relative priorities described in Section 2 and (ii) nothing herein shall limit the right of the Second Priority Representative and the Second Priority Secured Parties in an Insolvency Proceeding to participate in any sale or credit bid their Liens pursuant to Section 363(k) of the Bankruptcy Code.
     5.9 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, has been entered into for good and valid consideration, and shall be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Credit Party shall include such Credit Party as a debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding.
     5.10 Post-Petition Interest. (a) So long as the First Priority Representative shall have complied with the requirements of this Agreement, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of Post-Petition Interest, fees, costs, charges or expenses to the extent of the value of the Lien of the First Priority Representative on behalf of the First Priority Secured Parties on the Common Collateral.
          (b) So long as the Second Priority Representative shall have complied with the requirements of this Agreement and except as provided in Section 5.5(b) (y), neither the First Priority Representative nor any other First Priority Secured Party shall oppose or seek to challenge any claim by the Second Priority Representative or any Second Priority Secured Party for allowance in any Insolvency Proceeding of Second Priority Obligations consisting of Post-Petition Interest, fees, costs, charges or expenses to the extent of the value of the Lien of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Common Collateral.
     5.11 Payments. In the event of any Insolvency Proceeding involving one or more Credit Parties and subject to the remaining provisions of this section, the Second Priority Secured Parties shall be entitled to receive and retain any Distribution under or pursuant to a plan of reorganization confirmed in a case under the Bankruptcy Code with respect to such Credit Party. Notwithstanding the foregoing, (i) if the Second Priority Lenders receive under or pursuant to any such plan of reorganization any Distribution consisting of Reorganization Securities secured by Liens on any property of any Credit Party, then the Second Priority Secured Parties agree to enter into such supplements to or modifications to this Agreement as the First Priority Representative may reasonably request to reflect the continued subordination of the Liens securing such Reorganization Securities to Liens securing the First Priority Obligations (or notes, instruments or other securities issued in substitution or satisfaction of all or a portion thereof) to the same extent as provided in this Agreement, and (ii) a Second Priority Lender shall not be entitled to receive under or pursuant to any such plan of reorganization any Distribution consisting of cash, cash equivalents or marketable securities (other than Reorganization Securities) on account of such Second Priority Lender’s secured claim if the First Priority Obligations are not being paid in cash in full on the effective date of such plan (any Distributions (other than Reorganization Securities) described in this subsection (ii), a “Prohibited Plan

Distribution”). Any Prohibited Plan Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Priority Obligations of the applicable Second Priority Lender shall be paid or delivered directly to First Priority Representative to be held or applied by First Priority Representative in accordance with the terms of the First Priority Documents until all First Priority Obligations are paid in cash in full. Each Second Priority Secured Party irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator, or other Person having authority, to pay or otherwise deliver all such Prohibited Plan Distributions payable or deliverable to it to First Priority Representative. Each Second Priority Secured Party also irrevocably authorizes and empowers the First Priority Representative, in the name of such Second Priority Secured Party, to demand, sue for, collect and receive any and all of its Prohibited Plan Distributions.
    SECTION 6. Amendments of Second Priority Documents and First Priority Documents.
          (a) Each Credit Party, the Parent and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not after the date hereof, without the prior written consent of the First Priority Majority Lenders, execute or deliver any amendment or other modification to any of the Second Priority Documents materially inconsistent with the terms of this Agreement or in violation of any of the terms of this Agreement including, without limitation, any amendment to   Section 2.10(a) of the New Second Priority Agreement that provides the Borrower with the ability to prepay any portion of the principal amount of the Second Priority Obligations prior to the First Priority Obligations Payment Date or any amendment or modification that violates the restrictions applicable to a Permitted First Lien Refinancing or a Permitted Refinancing, as applicable; it being understood by all parties that (i) any amendment to the Second Priority Documents in order to implement up to an additional $20,000,000 of Second Priority Loans in accordance with   Section 2.16 of the New Second Priority Agreement as in effect on the date hereof shall not be deemed to constitute a violation of this   Section 6(a) and (ii) the consent of the Prior Parent shall not be required for any amendment of this Agreement.
          (b) Each Credit Party, the Parent and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not after the date hereof execute or deliver any amendment or other modification to any of the First Priority Documents materially inconsistent with the terms of this Agreement or in violation of any of the terms of this Agreement. Each of the First Priority Representative and each Credit Party and the Parent further agrees that it shall not, without the prior written consent of the Second Priority Required Lenders, enter into any amendment or modification (whether pursuant to the Existing First Priority Agreement or any refinancing thereof or other First Priority Agreement) (i) to any of the First Priority Restricted Provisions, or (ii) to any of the First Priority Documents in a manner that violates the restrictions applicable to a Permitted First Lien Refinancing or a Permitted Refinancing, as applicable.
    SECTION 7. Reliance; Waivers; etc.
     7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the

Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative, on behalf of itself and the other First Priority Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Second Priority Secured Parties.
     7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither of them nor any other First Priority Secured Party or Second Priority Secured Party has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
     7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Credit Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.
    SECTION 8. Obligations Unconditional.
     8.1 First Priority Obligations Unconditional. Subject to compliance with the terms of this Agreement, all rights, interests and obligations of the First Priority Secured Parties hereunder, and all agreements and rights, interests and obligations of the Second Priority Secured Parties, and to the extent applicable the Credit Parties and the Parent hereunder, shall remain in full force and effect irrespective of:
               (i) any lack of validity or enforceability of any First Priority Document;
               (ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;
               (iii) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof;
               (iv) the commencement of any Insolvency Proceeding; or

               (v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the First Priority Obligations, or of any Second Priority Secured Party, or any Credit Party, to the extent applicable, in respect of this Agreement.
     8.2 Second Priority Obligations Unconditional. Subject to compliance with the terms of this Agreement, all rights, interests and obligations of the Second Priority Secured Parties under this Agreement, and all agreements and rights, interests and obligations of the First Priority Secured Parties, and to the extent applicable the Credit Parties and the Parent hereunder, shall remain in full force and effect irrespective of:
               (i) any lack of validity or enforceability of any Second Priority Document;
               (ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;
               (iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or other relevant collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof;
               (iv) the commencement of any Insolvency Proceeding; or
               (v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Second Priority Obligations, or any First Priority Secured Party or any Credit Party, to the extent applicable, in respect of this Agreement.
     8.3 Buy Out Right. (a) Subject to the terms of this Section 8.3, the Second Priority Representative, on behalf of the Second Priority Creditors, shall have the right at any time, but not the obligation, to deliver a notice to the First Priority Representative (a “Buy Out Notice”) to acquire all right, title and interest of the First Priority Creditors in and to First Priority Obligations. Without limiting the foregoing, First Priority Representative shall give the Second Priority Representative, on behalf of the Second Priority Creditors written notice with regard to the earliest of the following: (i) within five (5) Business Days of its becoming aware that the First Priority Obligations Payment Date will occur on a date other than April 13, 2013, (ii) five (5) Business Days prior to the First Priority Representative’s acceleration of the First Priority Obligations or any material portion thereof, provided, that if the First Priority Representative determines in good faith that the interests of the First Priority Secured Parties are at risk of being prejudiced if it does not effect such acceleration prior to the expiration of such five (5) Business Day period, it may effect such acceleration and shall send notice of such acceleration to the Second Priority Representative no later than contemporaneously with such acceleration, and (iii) five (5) Business Days prior to the First Priority Representative’s initiating proceedings to foreclose upon all or a material portion of the First Priority Collateral. The Second Priority Representative, on behalf of the Second Priority Creditors, shall have the right at any time (whether or not any notice described in the preceding sentence has been delivered or the time for such delivery has elapsed) to deliver a Buy Out Notice as provided for above in this Section 8.3(a). The First Priority Representative shall agree to forbear from accelerating the maturity of the First Priority Obligations or from exercising any Enforcement Action to realize upon any Lien of the First Priority Collateral if the First Priority Representative receives, on or before the fifth day following the date the acceleration notice is given, a Buy-Out Notice from the Second Priority Representative, on behalf of the Second Priority Creditors.
          (b) Upon receipt of a Buy Out Notice, the First Priority Representative shall promptly give notice to the Second Priority Representative (a “Payoff Letter”) of (i) the aggregate amount of First Priority Obligations outstanding and the per diem accrual rate with regard thereto, (ii) the details of the outstanding Swap Agreements and Cash Management Obligations and (iii) notice of any asserted claims of third parties against the First Priority Representative and the First Priority Creditors incurred in connection with the First Priority Documents.
          (c) No later than ten (10) Business Days after delivery of the Buy-Out Notice, the Second Priority Representative, on behalf of the Second Priority Creditors, shall (i) pay to the First Priority Representative an amount equal to the total First Priority Obligations (including those relating to accrued but unpaid interest, those relating to all Swap Agreements then due and outstanding and all Cash Management Obligations then due and outstanding) owing to each First Priority Creditor excluding the Unasserted Contingent Claims, (ii) take reasonable steps to ensure that all Swap Agreements are terminated or cash collateralized or back-stopped in a manner reasonably satisfactory to the First Priority Representative, (iii) take reasonable steps to ensure that all Cash Management Obligations are terminated or collateralized to the reasonable satisfaction of the obligee and (iv) provide assurances reasonably acceptable to the First Priority Representative that any claims of the First Priority Secured Parties against the Common Collateral for indemnification for claims listed in the Payoff Letter as contemplated by Section 8.3(b)(iii) and/or for Overadvances shall continue to be secured by the Common Collateral in the same priority as they were secured prior to the buyout.
          (d) Such purchase shall be expressly made without any representation or warranty of any kind by the First Priority Representative or the First Priority Lenders as to the First Priority Obligations so purchased or otherwise and without recourse to the First Priority Representative or any First Priority Lender, except that each First Priority Lender shall represent and warrant (i) the amount of the First Priority Obligations being purchased from it, (ii) that such First Priority Lender owns its portion of the First Priority Obligations so purchased free and clear of any Liens or encumbrances and (iii) such First Priority Lender has the right to assign such First Priority Obligations and the assignment is duly authorized by such First Priority Lender.
          (e) In addition, if the First Priority Representative has given notice in the Payoff Letter delivered pursuant to Section 8.3(b) that the First Priority Representative elects to be replaced as the First Priority Representative, it shall be entitled to resign at the closing of such purchase and shall be replaced by a designee of the Second Priority Required Lenders, but shall continue to be entitled to all the indemnification provided to resigning First Priority Representative pursuant to the Existing First Priority Agreement.
    SECTION 9. Miscellaneous.
     9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.
     9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred and the Overadvances are repaid. This is a continuing agreement, and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Credit Party on the faith hereof.
     9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative, the Second Priority Representative and, only if the rights or duties of any Credit Party and/or the Parent are directly affected thereby, such Credit Party and/or the Parent.
          (b) It is understood that the First Priority Representative and the Second Priority Representative, without the consent of any other First Priority Secured Party or Second Priority Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Credit Parties become First Priority Obligations or Second Priority Obligations, as the case maybe, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations or Second Priority Obligations, provided, that such Additional Debt is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations or Second Priority Obligations, as applicable.
     9.4 Information Concerning Financial Condition of the Credit Parties. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (ii) to disclose any other information.
     9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     9.6 SUBMISSION TO JURISDICTION. (a) EACH CREDIT PARTY, THE PRIOR PARENT, THE NEW PARENT, THE FIRST PRIORITY REPRESENTATIVE, ON BEHALF OF THE FIRST PRIORITY SECURED PARTIES, AND THE SECOND PRIORITY REPRESENTATIVE, ON BEHALF OF THE SECOND PRIORITY SECURED PARTIES, HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH CREDIT PARTY, THE PRIOR PARENT, THE NEW PARENT, THE FIRST PRIORITY REPRESENTATIVE, ON BEHALF OF THE FIRST PRIORITY SECURED PARTIES, AND THE SECOND PRIORITY REPRESENTATIVE, ON BEHALF OF THE SECOND PRIORITY SECURED PARTIES, HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH CREDIT PARTY, THE PRIOR PARENT, THE NEW PARENT, THE FIRST PRIORITY REPRESENTATIVE, ON BEHALF OF THE FIRST PRIORITY SECURED PARTIES, AND THE SECOND PRIORITY REPRESENTATIVE, ON BEHALF OF THE SECOND PRIORITY SECURED PARTIES, AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ANY FIRST PRIORITY SECURED PARTY OR SECOND PRIORITY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY FIRST PRIORITY DOCUMENT OR SECOND PRIORITY DOCUMENT, AS APPLICABLE, AGAINST ANY CREDIT PARTY, THE PRIOR PARENT OR THE NEW PARENT OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (b) EACH CREDIT PARTY, THE PRIOR PARENT, THE NEW PARENT, THE FIRST PRIORITY REPRESENTATIVE, ON BEHALF OF THE FIRST PRIORITY SECURED PARTIES, AND THE SECOND PRIORITY REPRESENTATIVE, ON BEHALF OF THE SECOND PRIORITY SECURED PARTIES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT

THEY MAY LEGALLY AND EFFECTIVELY DO SO (X) ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS   SECTION AND (Y) THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
          (c) EACH CREDIT PARTY, THE PRIOR PARENT, THE NEW PARENT, THE FIRST PRIORITY REPRESENTATIVE, ON BEHALF OF THE FIRST PRIORITY SECURED PARTIES, AND THE SECOND PRIORITY REPRESENTATIVE, ON BEHALF OF THE SECOND PRIORITY SECURED PARTIES, IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN   SECTION 9.8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     9.7 MUTUAL WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE PRIOR PARENT, NEW PARENT, THE FIRST PRIORITY REPRESENTATIVE, ON BEHALF OF THE FIRST PRIORITY SECURED PARTIES, AND THE SECOND PRIORITY REPRESENTATIVE, ON BEHALF OF THE SECOND PRIORITY SECURED PARTIES, WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.
     9.8 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:
          (a) if to the First Priority Representative, to JPMorgan Chase Bank, N.A., to JPMorgan Chase Bank, N.A., 10 South Dearborn, 9th Floor, Mail Code: IL1-0364, Chicago, Illinois 60603, Attention: Stephen C. Price, Facsimile No.: 312-325-3239, Email: stephen.c.price@chase.com, with a copy to: J.P. Morgan Securities Inc., 1999 Avenue of the Stars, Los Angeles, CA 90067, Attention: Christa L. Thomas, Facsimile No. 310-860-7240, Email: christa.thomas@jpmorgan.com and to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Michael A. Chapnick, Facsimile No. 212-309-6001, Email: mchapnick@morganlewis.com.

          (b) if to the Second Priority Representative, to JPMorgan Chase Bank, N.A., to JPMorgan Chase Bank, N.A., 10 South Dearborn, 9th Floor, Mail Code: IL1-0364, Chicago, Illinois 60603, Attention: Stephen C. Price, Facsimile No.: 312-325-3239, Email: stephen.c.price@chase.com, with a copy to: Attention: Christa L. Thomas, Facsimile No. 310-860-7240, Email: christa.thomas@jpmorgan.com and to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Michael A. Chapnick, Facsimile No. 212-309-6001, Email: mchapnick@morganlewis.com.
          (c) if to any Credit Party, the Prior Parent or the New Parent, to it at RHI Entertainment, LLC, 1325 Sixth Avenue, Ste. 2100, New York, New York 10022 (Telecopy No. (212) 977-9049), Attention: Executive Vice President-Legal and Business Affairs, with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Dennis D. Lamont, (Telecopy No. (212) 751-4864);
     9.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.
     9.10 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     9.11 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     9.12 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic copy (i.e. “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     9.13 Additional Loan Parties. Each Person that becomes a Credit Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Instrument of Assumption and Joinder in the form of Exhibit K to the Existing First Priority Agreement.
     9.14 Agreements and Acknowledgment of the Credit Parties, the Prior Parent and the New Parent. Each Credit Party, the Prior Parent and the New Parent hereby acknowledges that it has received a copy of this Agreement and consents hereto, agrees to recognize all rights granted hereunder to the First Priority Representative, the other First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties.
     9.15 Termination of Prior Intercreditor Agreement. The Prior Intercreditor Agreement is hereby amended and restated in its entirety by, and replaced by, this Agreement. All obligations of any party pursuant to the Prior Intercreditor Agreement are hereby terminated in their entirety and replaced with the obligations set forth in this Agreement, and the Prior Parent is released from all obligations and restrictions thereunder and hereunder.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties
By:	/s/ Kim W. Cheng
	Name:	Kim W. Cheng
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Second Priority Representative for and on behalf of the Second Priority Secured Parties
By:	/s/ Kim W. Cheng
	Name:	Kim W. Cheng
	Title:	Vice President

Signature Page to Intercreditor Agreement

RHI ENTERTAINMENT, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Executive Vice President
General Counsel & Secretary

RHI ENTERTAINMENT HOLDINGS II, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Executive Vice President
General Counsel & Secretary

Signature Page to Intercreditor Agreement

KRH INVESTMENTS LLC (F/K/A RHI ENTERTAINMENT HOLDINGS, LLC)
By:	/s/ Robert Halmi, Jr
	Name:	Robert Halmi, Jr
	Title:	President

Signature Page to Intercreditor Agreement

LIBRARY STORAGE, INC.
By:	/s/ Vince Montagino
	Name:	Vince Montagino
	Title:	President and Secretary

Signature Page to Intercreditor Agreement

GUARANTORS: RHI ENTERTAINMENT PRODUCTIONS, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Executive Vice President General Counsel & Secretary

RHI ENTERTAINMENT DISTRIBUTION, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Executive Vice President General Counsel & Secretary

RHI INTERNATIONAL DISTRIBUTION, INC.
By:	/s/ Peter von Gal
	Name:	Peter von Gal
	Title:	President

Signature Page to Intercreditor Agreement